UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2020

NUCOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-4119	13-1860817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1915 Rexford Road Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 366-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.40 per share	NUE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On April 16, 2020, Nucor Corporation (the “Company”) announced that Ladd R. Hall will retire from his position as Executive Vice President of the Company, effective June 20, 2020. Mr. Hall, age 63, joined the Company in 1981 and has been an Executive Vice President since 2007. His decision to retire is voluntary and in accordance with the Company’s succession planning.

The Company also announced on April 16, 2020 that Allen C. Behr will be promoted to Executive Vice President, effective May 17, 2020. Mr. Behr has been an employee of the Company since 1996 and most recently has served as Vice President and General Manager of Nucor Steel-Texas since 2017.

A copy of the news release announcing the events described above is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	News Release of Nucor Corporation issued April 16, 2020

104	Cover Page from this Current Report on Form 8-K, formatted in Inline XBRL (included in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUCOR CORPORATION

Date: April 16, 2020	By:	/s/ James D. Frias
James D. Frias
Chief Financial Officer, Treasurer and Executive Vice President